Exhibit 32.1

Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Quarterly Report of American Restaurant Concepts, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended September 30, 2012, as filed with the Securities and Exchange Commission (the “report”), I, Michael Rosenberger, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Rosenberger
Dated: October 15, 2012	Michael Rosenberger Chief Executive Officer and Chief Financial Officer